Exhibit 99.2

Sylvamo Corporation

Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements

On October 6, 2022, Sylvamo Corporation (the “Company”) completed the sale of its Russian operations, including the paper mill in Svetogorsk, Russia and long-term harvesting rights on 860,000 acres of government forestland, to Pulp Invest Limited Liability Company, a management buy-out vehicle, for $420 million. After foreign currency exchange rates and transaction fees, the Company received approximately $390 million in cash proceeds. The Company intends to utilize a portion of the net proceeds from the sale to repay outstanding principal under its term loan “B” facility (“Term Loan B”).

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2022 gives effect to the sale of the Russian operations and the repayment of the Term Loan B as if they occurred on June 30, 2022. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2022 and the Unaudited Consolidated and Combined Statements of Operations for the years ended December 31, 2021, 2020 and 2019 give effect to the disposition as if it occurred on January 1, 2019. The Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements have been derived from, and should be read in conjunction with, the audited consolidated and combined financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the unaudited condensed consolidated and combined financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

The following Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements are provided for informational purposes only and do not reflect what the Company’s actual financial condition or results of operations would have been had the disposition, the repayment of the Term Loan B and other adjustments described herein taken place on the assumed dates, nor are they indicative of the Company’s financial position or results of operations for any future period.

The pro forma transaction accounting adjustments for the sale of the Russian operations consist of those necessary to account for the transaction under accounting principles generally accepted in the United States, or U.S. GAAP, including events that are (i) directly attributable to the transaction, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the transaction. The pro forma other adjustments consist of those necessary to account for the impact of the repayment of the Term Loan B using the net proceeds from the sale and the effects on interest expense and the related capitalized debt issuance costs and original issue discount paid on issuance of such debt. The assumptions used and the pro forma adjustments derived from such assumptions are based on information available at the time of the filing of this current report on Form 8-K, and we believe such assumptions are reasonable under the circumstances.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	Six Months Ended June 30, 2022
In millions, except per share amounts	Historical	Transaction Accounting Adjustments (A)	Debt Repayment (B)	Pro Forma
NET SALES	$1,733	$—	$—	$1,733
COSTS AND EXPENSES
Cost of products sold (exclusive of depreciation, amortization and cost of timber harvested shown separately below)	1,108	—	—	1,108
Selling and administrative expenses	147	—	—	147
Depreciation, amortization and cost of timber harvested	63	—	—	63
Distribution expenses	171	—	—	171
Taxes other than payroll and income taxes	12	—	—	12
Interest (income) expense, net	34	—	(12)	22

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	198	—	12	210
Income tax provision	59	—	3	62

NET INCOME FROM CONTINUING OPERATIONS	$139	$—	$9	$148

BASIC EARNINGS FROM CONTINUING OPERATIONS PER SHARE	$3.15			$3.36

DILUTED EARNINGS FROM CONTINUING OPERATIONS PER SHARE	$3.13			$3.34

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	44			44
Diluted	44			44

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements.

Unaudited Pro Forma Consolidated and Combined Statements of Operations

	Year Ended December 31, 2021
In millions, except per share amounts	Historical	Transaction Accounting Adjustments (A)	Debt Repayment (B)	Pro Forma
NET SALES	$3,502	$674	$—	$2,828
COSTS AND EXPENSES
Cost of products sold (exclusive of depreciation, amortization and cost of timber harvested shown separately below)	2,298	474	—	1,824
Selling and administrative expenses	213	6	—	207
Depreciation, amortization and cost of timber harvested	143	17	—	126
Distribution expenses	363	44	—	319
Taxes other than payroll and income taxes	27	2	—	25
Interest (income) expense, net	(2)	(1)	(7)	(8)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	460	132	7	335
Income tax provision	129	28	2	103

NET INCOME FROM CONTINUING OPERATIONS	331	104	5	232

BASIC EARNINGS FROM CONTINUING OPERATIONS PER SHARE	$7.53			$5.27

DILUTED EARNINGS FROM CONTINUING OPERATIONS PER SHARE	$7.53			$5.27

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	44			44
Diluted	44			44

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements.

Unaudited Pro Forma Combined Statements of Operations

	Year Ended December 31, 2020
In millions, except per share amounts	Historical	Transaction Accounting Adjustments (A)	Pro Forma
NET SALES	$3,009	$624	$2,385
COSTS AND EXPENSES
Cost of products sold (exclusive of depreciation, amortization and cost of timber harvested shown separately below)	2,101	450	1,651
Selling and administrative expenses	209	7	202
Depreciation, amortization and cost of timber harvested	154	19	135
Distribution expenses	321	43	278
Taxes other than payroll and income taxes	30	2	28
Interest (income) expense, net	(4)	—	(4)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	198	103	95
Income tax provision	28	20	8

NET INCOME FROM CONTINUING OPERATIONS	170	83	87

BASIC EARNINGS FROM CONTINUING OPERATIONS PER SHARE	$3.85		$1.97

DILUTED EARNINGS FROM CONTINUING OPERATIONS PER SHARE	$3.85		$1.97

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	44		44
Diluted	44		44

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements.

Unaudited Pro Forma Combined Statements of Operations

	Year Ended December 31, 2019
In millions, except per share amounts	Historical	Transaction Accounting Adjustments (A)	Pro Forma
NET SALES	$4,017	$752	$3,265
COSTS AND EXPENSES
Cost of products sold (exclusive of depreciation, amortization and cost of timber harvested shown separately below)	2,638	532	2,106
Selling and administrative expenses	262	8	254
Depreciation, amortization and cost of timber harvested	192	21	171
Distribution expenses	393	46	347
Taxes other than payroll and income taxes	33	2	31
Restructuring and other charges, net	6	—	6
Interest (income) expense, net	(9)	(1)	(8)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	502	144	358
Income tax provision	125	27	98

NET INCOME FROM CONTINUING OPERATIONS	377	117	260

BASIC EARNINGS FROM CONTINUING OPERATIONS PER SHARE	$8.55		$5.90

DILUTED EARNINGS FROM CONTINUING OPERATIONS PER SHARE	$8.55		$5.90

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	44		44
Diluted	44		44

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of June 30, 2022
In millions	Historical	Transaction Accounting Adjustments		Debt Repayment		Pro Forma
ASSETS
Current Assets
Cash and temporary investments	$157	$390	(C)	$(325)	(F)	$222
Accounts and notes receivable	469	—		—		469
Contract assets	27	—		—		27
Inventories	304	—		—		304
Assets held for sale	357	(357)	(D)	—		—
Other current assets	31	—		—		31

Total Current Assets	1,345	33		(325)		1,053

Plants, Properties and Equipment, net	755	—		—		755
Forestlands	299	—		—		299
Goodwill	128	—		—		128
Right of Use Assets	40	—		—		40
Long-Term Assets Held for Sale	—	—	(D)	—		—
Deferred Charges and Other Assets	174	—		—		174

TOTAL ASSETS	$2,741	$33		$(325)		$2,449

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$360	$—		$—		$360
Notes payable and current maturities of long-term debt	25	—		—		25
Accrued payroll and benefits	53	—		—		53
Liabilities held for sale	288	(288)	(D)	—		—
Other current liabilities	158	—		—		158

Total Current Liabilities	884	(288)		—		596

Long-Term Debt	1,290	—		(325)	(F)	965
Deferred Income Taxes	185	—		—		185
Long-Term Liabilities Held for Sale	—	—	(D)	—		—
Other Liabilities	130	—		—		130
Commitments and Contingent Liabilities
Equity
Common stock $1.00 par value, 200.0 shares authorized, 44.1 shares issued and outstanding at June 30, 2022	44	—		—		44
Paid-in capital	14	—		—		14
Retained earnings	1,897	(33)	(E)	—		1,864
Accumulated other comprehensive loss	(1,701)	354	(D)	—		(1,347)

	254	321		—		575
Less: Common stock held in treasury, at cost, 0.1 shares at June 30, 2022	(2)	—		—		(2)

Total Equity	252	321		—		573

TOTAL LIABILITIES AND EQUITY	$2,741	$33		$(325)		$2,449

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements.

Sylvamo Corporation

Notes to the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements

Pro Forma Adjustments

The following is a summary of the pro forma adjustments reflected in the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements based on information available to the Company at the time of the filing of this current report on Form 8-K, which may change as additional information is obtained:

(A)

Adjustments reflect the elimination of revenues and expenses attributable to the Russian operations, which were included in the Company’s historical financial statements. Corporate and regional costs that were historically allocated to the Russian operations that are not eliminated as part of the sale have been excluded from this adjustment. No such adjustments were necessary for the six months ended June 30, 2022 because the Russian operations were presented as discontinued operations in the historical financial statements for that period.

(B)

Adjustments represent the elimination of interest expense related to the anticipated $325 million repayment of the Term Loan B as well as the related amortization of the capitalized debt issuance costs and original issue discount paid on issuance of such debt. Tax expense related to these pre-tax pro forma adjustments was calculated at an effective tax rate of 24.8 percent. This rate reflects federal and state tax impacts, taking into consideration the nature of the adjustments. No such adjustments were necessary for the years ended December 31, 2020 and 2019 because such debt was not outstanding until August 16, 2021 when issued in connection with our separation from International Paper Company.

(C)

Adjustment reflects the pro forma impact of $390 million of cash proceeds received at the close of the sale transaction after foreign currency exchange rates on the purchase consideration and transaction fees.

(D)

Adjustments reflect the disposition of assets and liabilities attributable to the Russian operations, which were included in the Company’s historical financial statements as assets and liabilities held for sale, as well as the cumulative translation adjustment related to the Russian operations.

(E)	Adjustment reflects the impact to the Company’s retained earnings from the pro forma adjustments described above.

(F)	Adjustment reflects the anticipated $325 million repayment of the Term Loan B.